SAFER SMARTER STORAGE

RENTAL AGREEMENT

This agreement dated 01 January 2012, between Leatt Corporation (hereinafter referred to as "TENANT") and The Storage Spot (hereinafter referred to as "MANAGEMENT").

MANAGEMENT does hereby rent to TENANT storage unit number 0031 (3.0 x 6.0) in a building located at Cnr. N7 & Potsdam Road Montague Gardens, Cape Town, ZA 7441 to be used as storage for personal or business property for the monthly rate of '00.00 payable on the first (1st) day of each month hereinafter. Rental payment is payable in advance.

MANAGEMENT acknowledges receipt of 1114,00 as per your receipt, including the first (1st) month's rent (which has been prorated to the first (1st) day of next month where applicable) and security deposit equivalent to one months rent. All payments made to MANAGEMENT pursuant to the agreement shall be applied first to administrative and late charges, then the balance to accrued and unpaid rent, this agreement shall expire on the last day of each month and automatically renew for one (1) additional month, SUBJECT TO THE CONDITIONS ON THE NEXT PAGE.

TENANT acknowledges that rent is due on or before the first day of each month.

TENANT acknowledges that if his payment is more than seven days overdue his access to the facility will be denied.

TENANT acknowledges that is his payment is more than two months overdue his goods will be deemed to be abandoned and will be sold by public auction in order to recover outstanding rent.

TENANT shall give MANAGEMENT ten (10) days written notice to vacate in order to avoid responsibility for the payment of the next month's rent.

TENANT acknowledges that MANAGEMENT does not carry any insurance which in any way covers any loss whatsoever that TENANT may have or claim by renting the Storage Unit. All property stored in the Storage Unit shall be at TENANT'S sole risk.

TENANT ACKNOWLEDGES THAT HE HAS READ THE CONDITIONS ON THE NEXT PAGE AND AGREES TO BE BOUND BY THEM.

Executed on 01 January 2012,
Tenant Name: Leatt Corporation

(Tenant Signature)

By (Management Agent): Karen Kapp

(Management Signature)

Unit / Reference Number: 0051, 0031

Leatt Corporation
(Tenant Company Name)

Suite 109 Private Bag x3
(Tenant Street Address)

Cape Town, ZA 7443
(Tenant City, State, Zip)

021-557-7257
(Tenant Home Phone) **(Tenant Work Phone)**

Please Remit To:
Affirmed Investments (Pty) Ltd.
FNB Sea Point - Branch Code 201809
Current Account Number 62299755151
NB Please use your unit number as a reference on all payments

SAFER SMARTER STORAGE

The Storage Spot
Cnr. N7 & Potsdam Road Montague Gardens
Cape Town, ZA 7441
0860007700

Unit # 0031

Welcome! The following information is for your reference. It contains some important suggestions and pertinent information about the policies of this self storage facility.

1. **Your fee is 700.00 and is due on the first (1st) of each month.**
2. **We will not mail you a bill. Accounts are emailed as a courtesy only.** Please ensure your account is paid on time. You can pay via EFT, credit card or direct debit.
3. **We do not accept cash for monthly payments.** Please make use of the aformentioned payment facilities.
4. **If we have not received your payment by day 8 of the month, your gate access will be denied.** You will also be locked out ofyour unit on day 8 of the month.
5. If your payment is not received by the 15th of the month, we will process your unit for public auction.
6. **A partial payment will not stop fees or official procedures.** Any agreement between tenant and management to extend payment dates or defer sale of goods must be in writing and signed by both management and tenant to be binding.
7. **A 150.00 fee is automatically charged for all returned checks as well as a 7.00 late fee.**
8. We do not assume liability for the goods you store. Adding stored goods to an existing policy is generally quite inexpensive; we recommend contacting your insurance agency.
9. Do not use the rental unit for anything but **DEAD STORAGE.** Do not store any flammable, explosive or illicit materials. The unit is to be used for storage only.
10. The storage unit must be vacated on or before the last day of the month for which rent has been paid and all terms and conditions of this agreement are met by the tenant.
11. The storage unit must broom clean, emptied, in good condition - subject only to wear and tear - and ready to re-rent.
12. **Tenant's lock must be removed upon termination of occupancy. Failure to remove lock will result in your being charged the next month's rental and late fees.**
13. Gate hours are 24 hours a day, seven days a week.
14. Office hours are from 08:00(A.M.) to 17:00(P.M.), weekdays and from 09:00(A.M.) to 13:00(P.M.) on Saturdays. **Management is on the property after hours for security reasons only.**
15. **We do not prorate when you vacate a unit.** If your unit is not vacant on the first (1st) day of the month, a full month's rent is due. There are no exceptions!
16. **Only one lock is allowed per door latch.** If more than one lock is found, you may be subject to a 10.00 administration fee for the removal of that lock.
17. **Do not follow someone through the gate without first putting your finger on the biometric reader.** The gate may close on you or you may not be able to exit.
18. **Please keep us updated of any address changes, email address changes and/or phone number changes.** Until we are notified in writing with your signature, the only valid address and telephone number present is on the lease.
19. Please leave aisles clear and do not block another tenant's door.
20. Delivery drivers are to be met promptly and are not to block the front driveway or gate under any circumstances.
21. We will strictly enforce all policies and conditions in our contract. We do not make exceptions!
22. **Thank you! We appreciate your business and look forward to your having a pleasant stay with us. If we can be of further help, please let us know.**

[signature] 22/12/2011

Tenant Signature Date

RENTAL AGREEMENT IN RESPECT OF A SELF STORAGE UNIT
entered into by and between
AFFIRMED INVESTMENTS (PTY) LTD Trading As THE STORAGE SPOT
and

LeaitCorporation (LESSEE) ID NO: OF Suite 109 Private Bag x3BlaauwbergrandtCape Town

1. LEASE PERIOD AND PREMISES

1.1 Unless otherwise agreed by prior arrangement, all lease periods shall be in increments 1 (one) calendar month, with the Lessee having the option to terminate the agreement at anytime
during this period having given at least one calendar month's written notice of their intention to do so. Notwithstanding the aforesaid, the Lessee shall be obliged to occupy the unit for a
minimum period of one calendar month.
1.2 The Lessee hereby books the dates 01 January 2012 to a date one month in advance of the aforementioned tenant move in date, which termination date also serves as notice to both
parties of the Lessee vacating the unit upon such termination date.
1.3 In the event of the Lessee remaining in occupation of the unit after the date of termination in 1.2 above, the unit shall be automatically booked to the Lessee for the following 1 (one)
month period.
1.4 The following conditions will apply in the event of mid-month occupation: (i) commencement before the 15th day of a month shall constitute a full month, with the full monthly rental
payable: (ii) commencement from the 15th day of a month, shall be deemed to be a confirmed booking for the next full calendar month, with the full monthly rental payable for such
following month, and pro rata payment for every day of occupation during the commencement month.
1.5 The Lessee hereby agrees to rent the premises known as Unit 0051.0001 in the Self Storage Unit complex located at N7 KILLARNEY GARDENS / CAPE TOWN.

2. RENTAL AND PAYMENT

2.1 Monthly rental per unit is R **700.00** (VAT incl.).
2.2 Rentals may increase with one calendar month's notice to the Lessee.
2.3 The first month's rental shall be due on signature hereof, and thereafter the rental shall be due on or before the first day of every following month.
2.4 The Lessee will be required to pay to the Lessor a deposit in the amount equivalent to one month's rental on signature hereof. The Lessor shall the right to apply the whole or any portion
thereof towards payment of any amounts due in terms of this lease whatsoever. If the whole or any portion of the deposit is so applied, the Lessor shall notify the Lessee in writing and
the Lessee shall immediately reinstate the deposit to its original amount. The deposit shall be retained by the Lessor or its agents, free of interest, until expiry of this lease or any
renewal thereof, the vacating of the unit by the Lessee and the complete discharge of all the Lessee's obligations to the Lessor arising from this lease. The Lessee shall not be entitled
to set off against the deposit any rental or other amounts payable by it.
2.5 **Payments may be made by means of either electronic transfer or direct deposit into Affirmed Investments (Pty) Ltd, FNB Bank, Account # 62299755151, Branch Code 201809
quoting your unit number as a referance.** An admin fee in the amount of R100.00 + VAT shall be payable in the event of a cheque deposit being returned unpaid.
2.6 Payments must bear the reference of the applicable unit number. Monthly statements will be e-mailed to the following address:claudette@leitt.com. **The Lessee is responsible to
immediately notify the Lessor in writing of any change in contact details, including the e-mail address to which rental invoices must be sent.**

3. OCCUPATION AND VACATION OF UNITS

In the event of a previous occupier of a unit not timeously vacating the unit booked for the Lessee, the Lessee shall not be liable for payment of any rent applicable to booked periods of
non-occupation, and the Lessor shall not be liable for damages or consequential damages arising out of the non availability of such unit. The Lessee undertakes to vacate the unit by not
later than 12 midday on the last day of the month, or on such other applicable date as the case may be.

4. MATERIALS STORED

4.1 The Lessee undertakes not to place in the leased unit any material that might: (i) constitute a fire hazard,: (ii) be explosive or unstable chemicals,: (iii) have an offensive odour or be
nuisance to other Lessees: (iv) damage the storage facility: (v) be hazardous in any other way.
4.2 The Lessor reserves the right to call upon the Lessee to remove any items of this nature found to be on the premises, failing which, the Lessor may at its discretion, remove and dispose
of such materials without the consent or co-operation of the Lessee.

5. UNIT USE

The Lessee may use the storage unit for storage and warehouse purposes only and agrees not use the unit for business or manufacture. No alterations or fittings to the unit whatsoever
will be permitted. The Lessee agrees to return vacant occupation of the unit in the condition it was given by the Lessor.

6. FACILITY USE

The Lessee may enter the premises of Lessor at any time and make use of its facilities as and when they require without the supervision of Lessor's staff, provided that all rental
amounts due have been paid in full. The Lessee shall use the premises and the facilities, inclusive of but not limited to all equipment, machinery, and areas at its own risk and hereby
declare that they have observed and availed themselves of all the potential risks in using the facilities. The Lessee hereby indemnifies the Lessor against any claims which may result
from either the Lessee, his agents or contractors, or any person brought onto the premises by the Lessee, using the premises and facilities and suffering bodily harm or death or any
other damages whatsoever, howsoever arising.

7. ACCESS TO PREMISES

7.1 After logging in via the biometric system, the Lessee will have 24 hours a day access to the leased unit.
7.2 Forklifts, trolleys, manual labour or other requests will be available during office hours only.
7.3 For emergency reasons all locks must be capable of being cut with a boltcutter, but no Lessee shall be allowed to cut any lock, including its own locks for any reason whatsoever. The
Lessee shall request staff assistance with lock cutting.
7.4 The Lessee undertakes to accept the directives of the Lessor's staff on duty.

8. RISK

All property stored by the Lessee is at the sole risk of the Lessee. The Lessor will make every effort to protect and secure all property belonging to the Lessee but will not be liable under
any circumstances for any damage, destruction or theft of such property, nor for any consequential damages. The Lessee warrants that he/she is the lawful owner/possessor of all
property stored in the unit. Should the Lessee be a legal person, the natural person signing this Agreement hereby declares that he is duly authorised to store and control access to the
stored property, that he is duly authorised by the legal person to declare that the property stored belongs to the legal person, and fully indemnifies the Lessor against any claim to the
contrary.

9. BREACH

Interest on overdue accounts will be charged at the rate of prime plus three percent. The Lessor reserves the right to cancel any Agreement in the event of the Lessee breaching any of
the conditions hereof. **Should the Lessee fail to pay rentals due on or before the first day of each month, the following procedures will apply: (i) after the first 7 days of the
month, the Lessor shall have the right to lock out the Lessee from the unit: (ii) after a period of two (2) months, the Lessee will be deemed to have abandoned his/her goods
and in terms of this Agreement, hereby grants Lessor the right to dispose of such goods by public auction and set off the proceeds therefrom against unpaid rental, damage
and/or other expenses incurred by Lessor in terms of this authority. For the purpose of this breach clause, the Lessee confirms his domicilium to be at the rented storage
unit.**